Exhibit 99.1

Sunergy Announces That it Has Changed Audit Firms:
An 8-K to follow

SCOTTSDALE, AZ--(Marketwire -May 3, 2012) - Sunergy, Inc (the "Company") (OTC:SNEY.PK - News) announced today that it's Board of Directors has resolved to change Audit firms. The Board has dismissed De Joya Griffith and Company, LLC as the registered principal accountants of our Company and has appointed
Ingenium Accounting Associates of Reno, NV as our new registered principal accountants.

We have had a good working relationship with De Joya Griffith and Company over the past year and there have been no unresolved issues between them and our Company. An 8-k will be filed shortly that will contain a letter from De Joya Griffith and Company, LLC to that effect.

                   INTRODUCING INGENIUM ACCOUNTING ASSOCIATES

Marty Weigel, CPA has recently formed the accounting Firm, Ingenium Accounting Associates and successfully registered with the Public Company Accounting Oversight Board (PCAOB). The Firm is located at 4755 Caughlin Parkway in Reno.

Ingenium provides audit, review, compilation, and other independent based attestation services to a wide variety of companies across multiple industries that are both public and privately held. In addition, the Firm works with companies that operate in other countries which require their accounting and financial reporting to be maintained in compliance under International Financial Reporting Standards (IFRS).

The Firm also provides outsourced CFO and other financial reporting services including the preparation of financial and non-financial filings necessary for Securities and Exchange Commission (SEC) reporting compliance, debt and bank loan covenants, and other specific internal reporting needs. The Firm has extensive experience with highly complex and technical accounting standards and has successfully guided companies through the SEC's public registration, review, and comment letter process, and audits performed by other external auditors.

Ingenium strives to partner with its clients to provide useful, accurate, and timely financial information and operational support. Thus, allowing key executives and owners to focus on achieving the long-term goals of the business.

Please  visit  the  Sunergy  website   www.sunergygold.com  and  review  further
information such as Company Reports under Projects , Previous Press Releases and SEC filing information under Investor Info.

Sunergy CFO and Director, Mark Shelley states: We are very excited to have Ingenium's expertise on our team going forward. They have excellent exploration mining accounting expertise and are well set up to handle business operations in foreign countries. This new association should allow us to seamlessly advance our mining operations into the targeted cash flow that we seek.

About Sunergy: The Company is an aggressive junior mining exploration and development Company that is production oriented at the earliest possible profitable opportunity. We control 100% of the 150 SQ. Km. Nyinahin mining concession with a full prospecting license in Ghana, West Africa and the 140.1
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sq. km. Pampana River Rare Earth,  Gold and Diamond  concession in Sierra Leone,
West Africa. We are currently operating dredges on the Pampana Project. We are production and acquisition oriented and are considering several additional projects suitable for near term production in West Africa.

Notice Regarding Forward-Looking Statements

This current report contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future, including but not limited to, any mineralization, development or exploration of the Nyinahin and Pampana Mining Concessions.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with mineral exploration and difficulties associated with obtaining financing on acceptable terms. We are not in control of metals prices and these could vary to make development uneconomic. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our most recent annual report for our last fiscal year, our quarterly reports, and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

CONTACT: Bryan Miller, President 707.738.4280 bryan@alliedminingandsupply.com SUNERGY INC.
14362 N. FRANK LLOYD WRIGHT BLVD | SCOTTSDALE AZ 85260
Phone: 480.477.5810 | Fax: 480.477.5811

INVESTOR RELATIONS: Steve Parent 480.326.5435 steve@sunergygold.com

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